UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2014

TAKE-TWO INTERACTIVE SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29230	51-0350842
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

622 Broadway, New York, New York	10012
(Address of principal executive offices)	(Zip Code)

(646) 536-2842

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 2, 2014, the Board of Directors of Take-Two Interactive Software, Inc. (the “Company”) approved amendments to the Company’s by-laws to establish certain requirements for stockholder proposals and nominations and actions by written consent, and to make certain other non-substantive changes. A summary of these amendments is set forth below:

•

Consent of Stockholders In Lieu of Meeting: Article II, Section 11 and Article VI, Section 5 were amended to add a requirement that the Company’s Board of Directors fix a record date for any proposed written consent by stockholders.

•	Stockholder Proposals: Article II, Section 12 was amended to establish certain additional requirements for stockholder proposals and nominations.

The by-law amendments (Article V) also clarify that the president of the Company need not be the same individual as the Chief Executive Officer. The foregoing summary is qualified in its entirety by reference to the complete text of the Company’s Amended and Restated By-Laws, as adopted and effective on December 2, 2014, a copy of which is filed herewith as Exhibit 3.1 and incorporated in this Item 5.03 by reference.

Item 9.01              Financial Statements and Exhibits.

(d)

Exhibits:

3.1	Amended and Restated Bylaws of Take-Two Interactive Software, Inc., effective as of December 2, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TAKE-TWO INTERACTIVE SOFTWARE, INC.
(Registrant)

By:	/s/ Linda Zabriskie
Linda Zabriskie
Vice President, Associate General Counsel and Secretary

Date:  December 5, 2014

EXHIBIT INDEX

Exhibit	Description

3.1	Amended and Restated Bylaws of Take-Two Interactive Software, Inc., effective as of December 2, 2014.